Ex. 99-B(5)(b)

Annuities

VARIABLE ANNUITY APPLICATION

ING USA Annuity and Life Insurance Company (“ING USA”)

Service Office: P.O. Box 9271, Des Moines, IA 50306-9271

Overnight Address: 909 Locust Street, Des Moines, IA 50309-2899; Phone: 800-366-0066

For Agent Use Only: Client's Account Number:
If this customer data form is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit.

1(A). OWNER

Name	Trust Date

SSN/TIN	Birth Date	Male	Female

Permanent Street Address

City	State	Zip

Phone #	Email Address

Country of Citizenship

1(B). JOINT OWNER (Optional.)

Relationship to Owner

Name	Trust Date

SSN/TIN	Birth Date	Male	Female

Permanent Street Address

City	State	Zip

Phone #	Email Address

Country of Citizenship

2. ANNUITANT (If other than owner.)

Name	Relationship to Owner

SSN	Birth Date	Male	Female

Permanent Street Address

City	State	Zip

Country of Citizenship

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3(A). BENEFICIARY(S) (All fields for each Beneficiary must be completed. Complete Section 3B for custodially owned contracts.)

Beneficiary proceeds will be split equally if no percentages are provided.

Primary Beneficiary

Name	Birth Date	Percent	%

SSN/TIN	Relationship to Owner

Address

Primary	Contingent Beneficiary

Name	Birth Date	Percent	%

SSN/TIN	Relationship to Owner

Address

Primary	Contingent Beneficiary

Name	Birth Date	Percent	%

SSN/TIN	Relationship to Owner

Address

Please use the space in Section 10 if you need to list more Beneficiaries.

3(B). CUSTODIAL BENEFICIARY (Required if Joint LifePay is selected on a custodially owned contract. This sole beneficiary must be the spouse of the annuitant. All fields must be completed.)

Name	Birth Date	Percent	100%

SSN/TIN	Is the sole beneficiary the spouse of the annuitant?	Yes	No

Address

SAMPLE BENEFICIARY DESIGNATIONS

Be sure to use given names such as “Mary M. Doe”, not “Mrs. John Doe”, and include the address and relationship of the beneficiary or beneficiaries to the owner. The following designations may be helpful to you:

	Name	Relationship to Owner	Birth Date	SSN/TIN	Percent
One Primary Beneficiary	Mary M. Doe	Sister	03/31/1950	123-45-6789	100%
Two Primary Beneficiaries	Jane J. Doe John J. Doe	Mother Father	04/01/1940 05/01/1935	###-##-#### ###-##-####	50% 50%
One Primary Beneficiary One Contingent	Jane J. Doe John J. Doe	Wife Son	11/30/1923 06/18/1951	###-##-#### ###-##-####	100% 100%
Estate	Estate of John Doe	Estate	N/A	67-981239	100%
Trust	ABC Trust Dtd 1/1/85	Trust	N/A	44-234567	100%
Testamentary Trust[1] (Trust established within the owner’s will)	Trust created by the Last Will and Testa- Ment of John Doe	Testamentary Trust	N/A	38-078602	100%

1If the Trust is terminated or if no trustee is qualified to receive the proceeds within six months of the insured’s death, then the proceeds go to the Owner or Owner’s Estate.

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4. PRODUCT SELECTION

ING Rollover Choice Variable Annuity

5. PLAN TYPE FOR NEW CONTRACT (Qualified or Non-Qualified. Select One.)

Non-Qualified:	Non-qualified

Non-qualified Transfer/1035 Exchange ("Like to Like" transfer)

Qualified:	IRA	IRA Transfer	IRA Rollover from Qualified Plan

	TSA/403(b)	Qualified Other

If this is an IRA contribution, please indicate the amount and the tax year.

Roth IRA. If this is a transfer, provide the original conversion/establishment date and amount:

6. AVAILABLE OPTIONS

Death Benefit Option Packages (Select one. If no selection is made, the death benefit will default to "Option Package I".)

A.	Option Package I

B.	Option Package II

C.	Option Package III

Death Benefit, withdrawal options and expenses will vary depending on the Option Package chosen. Please refer to your prospectus for further details on the Option Packages available under this contract.

Optional Living Benefit (Select one.)

Minimum Guaranteed Income Benefit (MGIB)

ING LifePay Minimum Guaranteed Withdrawal Benefit (“LifePay”)[1] (Not Available in MN.)

ING Joint LifePay Minimum Guaranteed Withdrawal Benefit (“Joint LifePay”)[1] (Not Available in IL, MN, MS, or OR.)
There are specific ownership and beneficiary requirements for election of the Joint LifePay Benefit option.

1Funds must be allocated per LifePay and Joint LifePay requirements detailed on page 5. Read your prospectus carefully regarding details about LifePay and Joint LifePay. Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued unitl correct investment instructions are received. If you choose LifePay or Joint LifePay, use only section 8B to complete your allocation selection.

7. PAYMENT INFORMATION (Make checks payable to ING USA Annuity and Life Insurance Company.)

Initial Premium Paid: $

Estimated amount of Transfer/1035 Exchange: $

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8A. ALLOCATION SELECTION – USE ONLY FOR STANDARD ALLOCATION (NO LIVING BENEFIT SELECTED)

Complete page 5, Section 8B if you have elected the LifePay or Joint LifePay Benefit Option.

To elect an optional DCA transfer program, allocate money to ING Liquid Assets, 6-Month DCA, or 12-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the "DCA (Optional)" columns. Enter allocations in whole percentages. The initial and DCA allocations must each total 100%.

Monthly transfer amount $________ (Maximum 1/12 of amount allocated to divisions below. Not applicable for 6-Month DCA.)

Variable Investments1

Initial (Required)		DCA (Optional)	Initial (Required)		DCA (Optional)
%	Fidelity® VIP Contrafund[1]	%	%	ING Solution Income[1]	%
%	Fidelity® VIP Equity-Income[1]	%	%	ING T. Rowe Price Diversified Mid Cap Growth[1]	%
%	Franklin Small Cap Value Securities[1]	%	%	ING T. Rowe Price Equity Income[1]	%
%	ING American Century Large Company Value[1]	%	%	ING T. Rowe Price Growth Equity[1]	%
%	ING American Century Select[1]	%	%	ING Thornburg Value[1]	%
%	ING American Century Small-Mid Cap Value[1]	%	%	ING UBS U.S. Large Cap Equity[1]	%
%	ING American Funds Growth[1]	%	%	ING Van Kampen Comstock Fund[1]	%
%	ING American Funds Growth-Income[1]	%	%	ING Van Kampen Equity and Income[1]	%
%	ING American Funds International[1]	%	%	ING VP Balanced[1]	%
%	ING Baron Small Cap Growth[1]	%	%	ING VP Financial Services[1]	%
%	ING Davis Venture Value[1]	%	%	ING VP Global Science and Technology[1]	%
%	ING Evergreen Omega[1]	%	%	ING VP Growth and Income[1]	%
%	ING FMR(SM) Earnings Growth[1]	%	%	ING VP Growth[1]	%
%	ING Fundamental Research[1]	%	%	ING VP Index Plus International Equity[1]	%
%	ING Goldman Sachs Capital Growth[1]	%	%	ING VP Index Plus LargeCap[1]	%
%	ING JPMorgan International[1]	%	%	ING VP Index Plus MidCap[1]	%
%	ING JPMorgan Mid Cap Value[1]	%	%	ING VP Index Plus SmallCap[1]	%
%	ING Legg Mason Aggressive Growth[1]	%	%	ING VP Intermediate Bond[1]	%
%	ING Legg Mason Value[1]	%	%	ING VP International Equity[1]	%
%	ING Liquid Assets[1,2]	%	%	ING VP International Value[1]	%
%	ING MFS Total Return[1]	%	%	ING VP LargeCap Growth[1]	%
%	ING OpCap Balanced Value[1]	%	%	ING VP MidCap Opportunities[1]	%
%	ING Oppenheimer Global[1]	%	%	ING VP Real Estate[1]	%
%	ING Oppenheimer Strategic Income[1,2]	%	%	ING VP Small Company[1]	%
%	ING PIMCO Core Bond[1,2]	%	%	ING VP SmallCap Opportunities[1]	%
%	ING PIMCO High Yield[1]	%	%	ING VP Strategic Allocation Conservative[1]	%
%	ING PIMCO Total Return[1,2]	%	%	ING VP Strategic Allocation Growth[1]	%
%	ING Pioneer Fund[1]	%	%	ING VP Strategic Allocation Moderate[1]	%
%	ING Pioneer Mid Cap Value[1]	%	%	ING VP Value Opportunity[1]	%
%	ING Solution 2015[1]	%	%	Oppenheimer Main Street Small Cap[1]	%
%	ING Solution 2025[1]	%	%	PIMCO VIT Real Return[1]	%
%	ING Solution 2035[1]	%	%	Pioneer Equity-Income VCT[1]	%
%	ING Solution 2045[1]	%

Fixed Investment Options3

(Not Available in WA & OR.)

%	6-Month DCA	N/A	%	%	Fixed Account 5-Year Term	N/A	%
%	12-Month DCA	N/A	%	%	Fixed Account 7-Year Term	N/A	%
%	Fixed Account 1-Year Term	N/A	%	%	Fixed Account 10-Year Term	N/A	%
%	Fixed Account 3-Year Term	N/A	%

1 The available share class is subject to service and/or 12b-1 fees.

2 These portfolios are "special funds." Transfers to and from and amounts invested in these portfolios may affect death benefit and living benefit guarantees.

3 May not be available in all states. Read the appropriate Prospectus and any Prospectus Supplements for more information.

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8B. ALLOCATION SELECTION – USE IF YOU HAVE ELECTED THE LIFEPAY OR JOINT LIFEPAY BENEFIT OPTION

Complete page 4, Section 8A if you did not elect the LifePay OR Joint LifePay Benefit Option.

Enter allocations in whole percentages according to the following options. Dollar Cost Averaging (DCA) allocations also must follow the option limitations.

To elect an optional DCA transfer program, allocate money to either 6-Month DCA or 12-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the "DCA (Optional)" columns. The initial and DCA allocations must each total 100%.

Monthly transfer amount $_____________ (Maximum 1/12 of amount allocated to divisions below. Not applicable for 6-Month DCA.)

Option 1 -	You may allocate entirely among Accepted Funds without restriction.

Option 2 -

You may elect not to allocate any account value to Accepted Funds and allocate entirely among LifePay Fixed Allocation Fund and Other Funds. However, at least 20% of the account value must be invested in LifePay Fixed Allocation Fund.

Option 3 -

You may allocate among a combination of Accepted Funds, LifePay Fixed Allocation Fund(s), and Other Funds. However, at least 20% of the account value not invested in Accepted Funds must be invested in LifePay Fixed Allocation Fund.

Accepted Funds

Initial (Required)	Variable Investments[1,3]	DCA (Optional)	Initial (Required)	Fixed Investments[3,4] (Not Available in WA & OR)	DCA (Optional)
%	ING Solution 2015%		%	6-Month DCA	N/A	%
%	ING Solution 2025%		%	12-Month DCA	N/A	%
%	ING Solution 2035%		%	Fixed Account 1-Year Term	N/A	%
%	ING Solution Income Portfolio	%	%	Fixed Account 3-Year Term	N/A	%
%	ING Liquid Assets[2]	%	%	Fixed Account 5-Year Term	N/A	%
			%	Fixed Account 7-Year Term	N/A	%
			%	Fixed Account 10-Year Term	N/A	%

LifePay Fixed Allocation Fund(s)

If you have chosen to allocate according to Option 2 or 3 above, at least 20% of the account value not invested in Accepted Funds must be invested in the LifePay Fixed Allocation Fund.
______	%	ING VP Intermediate Bond[1]	_____	%

Other Funds1,3

%	Fidelity® VIP Contrafund[1]	%	%	ING T. Rowe Price Equity Income[1]	%
%	Fidelity® VIP Equity-Income[1]	%	%	ING T. Rowe Price Growth Equity[1]	%
%	Franklin Small Cap Value Securities[1]	%	%	ING Thornburg Value[1]	%
%	ING American Century Large Company Value[1]	%	%	ING UBS U.S. Large Cap Equity[1]	%
%	ING American Century Select[1]	%	%	ING Van Kampen Comstock[1]	%
%	ING American Century Small-Mid Cap Value[1]	%	%	ING Van Kampen Equity and Income[1]	%
%	ING American Funds Growth[1]	%	%	ING VP Balanced[1]	%
%	ING American Funds Growth-Income[1]	%	%	ING VP Financial Services[1]	%
%	ING American Funds International[1]	%	%	ING VP Global Science and Technology[1]	%
%	ING Baron Small Cap Growth[1]	%	%	ING VP Growth and Income[1]	%
%	ING Davis Venture Value [1]	%	%	ING VP Growth[1]	%
%	ING Evergreen Omega[1]	%	%	ING VP Index Plus International Equity[1]	%
%	ING FMR(SM) Earnings Growth[1]	%	%	ING VP Index Plus LargeCap[1]	%
%	ING Fundamental Research[1]	%	%	ING VP Index Plus MidCap[1]	%
%	ING Goldman Sachs Capital Growth[1]	%	%	ING VP Index Plus SmallCap[1]	%
%	ING JPMorgan International[1]	%	%	ING VP International Equity[1]	%
%	ING JPMorgan Mid Cap Value[1]	%	%	ING VP International Value[1]	%
%	ING Legg Mason Aggressive Growth[1]	%	%	ING VP LargeCap Growth[1]	%
%	ING Legg Mason Value[1]	%	%	ING VP MidCap Opportunities[1]	%
%	ING MFS Total Return[1]	%	%	ING VP Real Estate[1]	%
%	ING OpCap Balanced Value[1]	%	%	ING VP Small Company[1]	%
%	ING Oppenheimer Global[1]	%	%	ING VP SmallCap Opportunities[1]	%
%	ING Oppenheimer Strategic Income[1,2]	%	%	ING VP Strategic Allocation Conservative[1]	%
%	ING PIMCO Core Bond[1,2]	%	%	ING VP Strategic Allocation Growth[1]	%
%	ING PIMCO High Yield[1]	%	%	ING VP Strategic Allocation Moderate[1]	%
%	ING PIMCO Total Return[1,2]	%	%	ING VP Value Opportunity[1]	%
%	ING Pioneer Fund[1]	%	%	Oppenheimer Main Street Small Cap[1]	%
%	ING Pioneer Mid Cap Value[1]	%	%	PIMCO VIT Real Return[1]	%
%	ING Solution Income[1]	%	%	Pioneer Equity-Income VCT[1]	%
%	ING T. Rowe Price Diversified Mid Cap Growth[1]	%

1 The available share class is subject to distribution and/or service (12b-1) fees.

2 Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.

3 DCA does not ensure a profit or guarantee against loss in a declining market.

4 May not be available in all states. Read the appropriate Prospectus and any Prospectus Supplements for more information.

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10. SPECIAL REMARKS

11. REPLACEMENT

Yes	No

Do you currently have any existing annuity or life insurance policies or coverage?

Yes	No
Will this contract replace any life insurance policy or annuity contract in this or any other company?

If “Yes”, please identify each policy or contract and the issuing company.

Company ____________________________________________ Policy/Contract # ___________________________________

Company ____________________________________________ Policy/Contract # ___________________________________

Company ____________________________________________ Policy/Contract # ___________________________________

Company ____________________________________________ Policy/Contract # ___________________________________

If either or both of the questions in this section are answered “Yes”, please complete and return with this form a copy of any state replacement form(s), as applicable.

12. TELEPHONE/ELECTRONIC TRANSMISSION AUTHORIZATION

I authorize ING USA to act upon reallocation instructions, given by electronic means or voice command from the agent named in section 15 and/or the following individuals listed below upon furnishing their Social Security Number or alternative identification number.

I authorize an individual (including an agent), the Owner must initial: _______________

Provide the name and Social Security Number of other authorized individuals below1:

Name	SSN
Name	SSN

Neither ING USA nor any person authorized by ING USA will be responsible for any claim, loss, liability or expense if the company or authorized person acts in good faith in reliance upon this authorization in connection with oral/electronic instructions. ING USA will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify ING USA in writing of a change in instructions. ING USA may discontinue or limit this privilege at any time.

1If a Social Security Number/Tax ID Number is not provided, the proposed individual will not be authorized for certain transactions.

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13. STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days, or within 30 days if you are 65 years of age or older on the date of the application for the annuity, after the day you receive it. Any premium paid for the returned contract will be refunded without interest.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

Arkansas, Washington D.C., Hawaii, Louisiana, Maine, New Mexico, Oklahoma, and Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

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14. APPLICANT SIGNATURES AND ACKNOWLEDGEMENTS

(Please read carefully, fill in all requested information, and sign below.)

Important information: To help the government fight the funding for terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

By signing below, I acknowledge receipt of the Prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and ING USA Annuity and Life Insurance Company have the authority to modify this form.

The Annuity applied for does not take effect until ING USA Annuity and Life Insurance Company receives the premium payment. Make checks payable ONLY to ING USA Annuity and Life Insurance Company. Do not make checks payable to the agent, an agency or other company.

Variable Annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.

I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

I understand the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.

I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract. For an additional cost, the contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I should not purchase a qualified contract unless I want these benefits, taking into account their cost.

In certain circumstances, Fixed Allocation Fund Automatic Rebalancing may result in a reallocation into the Fixed Allocation Fund, even if you have not previously been invested in it. By electing to purchase the ING LifePay or Joint LifePay option (if chosen), you are providing ING USA Annuity and Life Insurance Company with direction and authorization to process these transactions, including reallocations into the Fixed Allocation Fund. You should not purchase the LifePay or Joint LifePay option if you do not wish to have your contract value reallocated in this manner.

I also represent that the Social Security Number or Tax Identification Number shown on this form is correct.

Owner Signature

Signed at (City, State)	Date

Joint Owner Signature (if applicable)

Signed at (City, State)	Date

Annuity Signature (if other than owner)

Signed at (City, State)	Date

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15. AGENT INFORMATION AND SIGNATURE

Does the applicant have existing individual life insurance policies or annuity contracts?

Yes	No

Do you have any reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?

Yes	No (If "Yes", complete and attach a copy of any state replacement forms that apply.)

If either of both of the questions in the section are answered “Yes”, please complete and return with this form a copy of any state replacement form(s), as applicable.

If your state has adopted the NAIC Model Replacement Regulation or other state specific replacement regulations, did you remember to do the following?

Provide any required replacement notice to the client and offer to read it aloud? (Note: If either of the questions in
Replacement Section 11 or in this Section 15 are answered "Yes", you must provide a replacement notice.)

Complete any required state specific paperwork?

By signing below you certify: 1) replacement questions were answered, 2) any sales material was shown to the applicant and a copy was left with the applicant, 3) you used only insurer-approved sales material, 4) you have not made statements that differ from the sales material, and 5) no promises were made about the future value of any contract elements that are not guaranteed. (This includes any expected future index gains that may apply to this contract.)

Comp

Compensation Alternative

Option A

Comp

Check here if there is more than one agent on this contract.

Split for Agent #1	%, Agent #2	%, Agent #3%

Please note: Compensation will be split equally if no percentages are indicated. Partial percentages will be rounded up. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.

Comp

Agent #1

Print Name	Signature

SSN	Agent Phone

FL License#/Broker Code	Broker/Dealer Branch

Agent #2

Print Name	Signature

SSN	Agent Phone

FL License#/Broker Code	Broker/Dealer Branch

Agent #3

Print Name	Signature

SSN	Agent Phone

FL License#/Broker Code	Broker/Dealer Branch

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